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                                                                   Exhibit 4.1


                                                                 1
                           EXCELSIOR MANAGEMENT, LLC
                           -------------------------



This Agreement (the "Agreement") is made and entered into this 1st day of April, 2003 by and between MicroSignal Corporation ("MSGL"), a Nevada corporation and Richard A. Taulli as COO of Excelsior Management, LLC ("EXC"), a Nevada limited liability company.

1) TERM: EXC will perform services outlined below for a period of 60 CALENDAR
                                                                  -----------
   DAYS.
   -----

     1a) The service term shall commence on the 1st day of April 2003 and extend through the 1st day June 2003.

     1b) The Internet and Email advertising campaigns shall be performed on selected days during the specified term of this Agreement.

2) CONSIDERATION: In consideration for the services to be provided by EXC under this Agreement, MSGL shall issue to EXC:

     2A) One million two hundred thousand (1,200,000) shares of common stock of MSGL registered through an S-8 filing.

     2B) Stock shall be deposited into the following account:

                  Excelsior Management, LLC
                  NevWest Securities
                  2654 West Horizon Ridge Parkway, Suite B-3
                  Henderson, Nevada 89052
                  Attn: Daryl O. Anderson, Director of Corporate Finance
                  Tel:     702-938-0606
                  Fax:     702-257-4651
                  Account Number:   2979-9530
                  DTC Number:       0733     Wells Fargo Investments

3) SERVICES: EXC or its affiliates agrees to perform the following services for
   MSGL:

     3A) WEB SITE CONTENT DEVELOPMENT.
          (i) Recommend and assist in the enhancement of MSGL web site structure, layout and content.

     3B) SALES AND MARKETING DEVELOPMENT VIA CUSTOMER IDENTIFICATION AND SALES MESSAGE.
          (i)  Identify MSGL's potential Internet market, sales and customers.
          (ii) Determine the main sales base, offer solutions, new customers to reach and Joint Venture prospects.
          (iii) Market test findings to further define sales channels to be built.
          (iv) Build a sales message designed to attract Internet buyers and market test findings.
          (v) Incorporate sales messages and sales market research results into web sites.

          PO Box 22025 Carson City, NV 89721-2025 Mobile: 775-781-4143
                 Fax: 775-884-2146 Email: excelsiormgmt@aol.com

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                           EXCELSIOR MANAGEMENT, LLC
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3C) TOP SEARCH ENGINE RANKINGS.
     (i) Select and market test the groups of "Keywords" that buyers will use to search for MSGL's web site.
     (ii) Provide specially designed sets of "META TAGS" to enhance search engine rankings.
     (iii) Assist in construction of site pages designed to maximize search engine placements.
     (iv) Submit site pages to Major Search Engines and additional Search Engines to be selected for MSGL product effectiveness.
     (v) Monitor rankings, provide adjustments and conduct on-going re-submission programs to maintain top positions.

3D) PRESS RELEASE WRITING AND TARGET DISTRIBUTION SERVICES
     (i) Assist MSGL with the planning, development and writing of Corporate Press Releases.
     (ii) Directly Fax and Email press releases to selected trade publications, key media news desks, selected financial news web sites, targeted media editors and writers.
     (iii) Set up and maintain a "Hotline" telephone voice mail system program that informs and involves callers while obtaining contact information.

3E) MEDIA COVERAGE SERVICES
     (i) Identify editors and writers at on-line news sites, newspapers, business journals and trade publications that report on news related to MSGL and the products and services that they provide.
     (ii) Write and present MSGL summaries and sample articles to targeted media sources, selected writers and editors.
     (iii) Conduct Email, fax and telephone communications programs to establish positive relationships with targeted media sources, selected writers and editors.

3F) INCREASE SALES AND SEARCH ENGINE RANKINGS WITH INTERNET LINKS PROGRAMS
     (i) Identify and locate contact sources at other web sites that will provide sales traffic enhancing links.
     (ii) Contact sites to establish links to MSGL' web site.

3G) OTHER CUSTOMIZED METHODS TO INCREASE BUYER TRAFFIC
     (i) Identify, develop and enact other customized programs to increase buyer traffic.

3H) INTERNET AN EMAIL ADVERTISEMENT PROGRAM
     (i)  Conduct the following Internet advertisement program:
               (ia)Five (5) days of directing MSGL Internet "pop up ads to thirty million (30,000,000) IP addresses per day. This will reach an estimated three to four million (3,000,000-4,000,000) computers users on a daily basis.
     (ii) Conduct the following Email advertising campaign:
               (iia) Five (5) days of sending three million (3,000,000) Email messages per day to a specifically compiled growth stock investor "Opt In" mailing list.


          PO Box 22025 Carson City, NV 89721-2025 Mobile: 775-781-4143
                 Fax: 775-884-2146 Email: excelsiormgmt@aol.com


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                           EXCELSIOR MANAGEMENT, LLC
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4)       PROVISIONS

     4A)  REVERSE SPLIT PROVISION
          (i) In the event of a reverse split occurring on the stock of MSGL, the original stock compensation shares shall be re-issued on the day after the reverse split. This provision shall be valid for a period of 12 months starting from the execution date of this Agreement.

     4B) CONSULTING SERVICES
          (i) MSGL hereby retains EXC and all of its subsidiaries, affiliates, subcontractors, etc., as independent contractors to MSGL and EXC hereby accepts and agrees to such retention.
          (ii) It is acknowledged and agreed by MSGL and EXC does not carry any professional licenses, is not rendering legal advice or performing accounting services, nor acting as an investment advisor or broker/dealer within the meaning of any applicable State or Federal Securities Law.
          (iii) It is acknowledged and agreed by MSGL that the consulting advisory services to be performed to MSGL hereunder shall not be rendered in connection with the offer and/or sale of securities in a capital raising transaction.

     4C) INDEPENDENT CONTRACTOR
          (i) EXC, its subsidiaries, affiliates, subcontractors, etc., agrees to perform its consulting duties hereto as an independent contractor. Nothing contained herein shall be considered to as creating as employer-employee relationship between the parties of this Agreement.
          (ii) MSGL shall not be liable to third parties for acts of EXC its subsidiaries, affiliates, subcontractors, etc., in performing the consulting duties hereunder, except in the case of damages or injuries acting on behalf of MSGL.
          (iii) MSGL shall not make social security, workers compensation or unemployment insurance payments on the behalf of EXC, its subsidiaries, affiliates, subcontractors, etc.
          (iv) The parties hereto acknowledge and agree that EXC, its subsidiaries, affiliates, subcontractors, etc., can not guarantee the results or effectiveness of any of the services rendered or to be rendered by EXC, its subsidiaries, affiliates, subcontractors, etc., hereunder.
          (v) EXC, its subsidiaries, affiliates, subcontractors, etc., shall use its "Best Efforts" to conduct its services and affairs in a professional manner and in accordance with good industry practice.

     4D) TIME, PLACE AND MANNER OF PERFORMANCE
          (i) EXC, its subsidiaries, affiliates, subcontractors, etc., shall be available for advice to the officers and directors of MSGL at such reasonable and convenient times and places as may be mutually agreed upon.
          (ii) Except as aforesaid, the time, place and manner of performance of the Services hereunder, inclusive of time allocated by EXC, its subsidiaries, affiliates, subcontractors, etc., in any specific service shall be determined at the sole discretion of EXC.

     4E) EXPENSES
          (i) MSGL and EXC shall be solely responsible for its own individual expenses and disbursements incurred and anticipated to be incurred in connection with its individual performance under this Agreement.

          PO Box 22025 Carson City, NV 89721-2025 Mobile: 775-781-4143
                 Fax: 775-884-2146 Email: excelsiormgmt@aol.com

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                           EXCELSIOR MANAGEMENT, LLC
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     4F) TERMINATION
          (i) This Agreement may be terminated at any time by mutual written agreement between the two parties.
          (ii) This Agreement may be terminated by either party upon written notice to the other party if the other party is in default hereunder and such default is not rectified within fifteen (15) business days of such written notice of such default.
          (iii) Written notice of default shall be deemed acknowledged by both parties upon receipt of letter via registered mail or facsimile followed letter sent by registered mail.

                  If to MSGL:                        If to EXC:

                  MicroSignal Corporation            Excelsior Management, LLC
                  345 Southpointe Blvd., Suite 110   PO Box 22025
                  Canonsburg, PA 15317               Carson City, NV 89721-2025

     4G) WORK PRODUCT
          (i) It is agreed by both parties, that all information and material produced for MSGL shall be the property of MSGL free and clear of all encumbrances, liens, etc.

     4H) CONFIDENTIALITY
          (i) Until such time as the same may become publicly known, EXC, its subsidiaries, affiliates, subcontractors, etc., agrees that any information provided by MSGL, of a confidential nature will not be revealed or disclosed to any person or entities, except in the performance of this Agreement, and upon completion of the term of this Agreement and upon written request of the Company, any original documentation provided by MSGL will be returned.

     4I) CONFLICT OF INTEREST
          (i) EXC shall be free to perform services for other persons and entities.
          (ii) EXC shall notify MSGL of its performance of consulting services which would conflict with its obligations under this Agreement.

     4J) DISCLAIMER OF RESPONSIBILITY FOR ACTS OF THE CLIENT
          (i) The obligations of EXC, its subsidiaries, affiliates, subcontractors, etc., described in this Agreement consist solely of the furnishings of information and advice to the client in the form of services.
          (ii) In no event shall EXC, its subsidiaries, affiliates, subcontractors, etc., be required to represent or make management decisions of MSGL.
          (iii) All final decisions with respect to acts and omissions of MSGL shall be that of MSGL and EXC, its subsidiaries, affiliates, subcontractors, etc., shall under no circumstances be liable for any expense incurred or loss suffered by MSGL as a consequence of such acts or omissions.

     4K) INDEMNITY BY CLIENT
          (i) MSGL shall protect, defend, indemnify and hold EXC, its subsidiaries, affiliates, subcontractors, etc., harmless from and against all loses, liabilities, damages, judgements, claims counterclaims, demands and actions incurred by MSGL.


          PO Box 22025 Carson City, NV 89721-2025 Mobile: 775-781-4143
                 Fax: 775-884-2146 Email: excelsiormgmt@aol.com


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                           EXCELSIOR MANAGEMENT, LLC
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     4L) APPLICABLE LAW
          (i) It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and pursuant to the laws of the State of Nevada and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with or by reason of this Agreement.

     4M) SEVERABILITY
          (i) All agreements and covenants contained herein are severable and in the event any of them shall be held invalid by any competent court, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

     4N) ENTIRE AGREEMENT
          (i) This Agreement constitutes and embodies the entire understanding and agreement of the parties and supercedes and replaces all prior understandings, agreements and negotiations between the parties.


IN WITNESS WHEREOF, THE PARTIES HERETO EXECUTE THIS AGREEMENT.

For and on behalf of:

MICROSIGNAL CORPORATION                      EXCELSIOR MANAGEMENT, LLC





-------------------------------              --------------------------------
Matthew McConaghy, Pres. & CEO               Richard A. Taulli, COO
MicrSignal Corporation                       Excelsior Management, LLC


          PO Box 22025 Carson City, NV 89721-2025 Mobile: 775-781-4143
                 Fax: 775-884-2146 Email: excelsiormgmt@aol.com
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